Exhibit 10.4
SECOND AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
This Second Amendment (this “Amendment”) to the Executive Employment Agreement (the “Agreement”) by and between Avigal Soreq (the “Executive”) and DELEK US HOLDINGS, INC. (the “Company”), dated for reference as of March 28, 2022, as amended by that certain First Amendment, dated as of November 6, 2024 (the “First Amendment”), is hereby entered into by the Company and the Executive to be effective as of July 1, 2026 (the “Amendment Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
WHEREAS, the Executive and the Company wish to enter into this Amendment in order to modify the terms of Executive’s service with the Company.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Amendment Date, the Agreement is hereby amended as follows:
1.Paragraph 10(e) is hereby deleted in its entirety and replaced with the following:
(e)    Accelerated Termination After Notice. Nothing herein shall limit the Company’s right to terminate this Agreement and/or Executive’s employment after the Company receives notice of termination from Executive, which termination shall not be deemed a termination without Cause under Section 10(c). However, if the Company receives the Required Notice from Executive and then terminates this Agreement and/or Executive’s employment for any reason other than for Cause or under Section 10(d)(ii), Executive’s employment shall terminate on (and postemployment provisions of Sections 7, 8(b), 8(c) and 9 shall be effective from) the date on which the Company terminates Executive’s employment, but Executive shall be entitled to a single lump sum payment of the amount of such compensation, bonuses, vesting and other benefits as if Executive’s termination had been effective on the earlier of (i) the termination date specified in Executive’s notice of termination or (ii) six months following Executive’s notice of termination.
2.Paragraph 8(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(ii) The “Non-Compete Period” shall commence upon the date that Executive’s employment with the Company ends, and continue until the first anniversary of such date.”
3.For the avoidance of doubt, the Agreement, as amended by the First Amendment and this Amendment, shall not limit or modify the accelerated vesting rights available to Executive upon a Qualified Retirement under any equity award agreement granted to Executive under the Plans, including without limitation any Restricted Stock Unit Agreement or Performance Restricted Stock Unit Agreement. The rights and obligations set forth in Section 10(h)(i) of the Agreement, as amended, and the accelerated vesting provisions of any such equity award agreement shall be construed as separate and independent provisions, each of which shall be given full force and effect in accordance with its terms.
4.The Terms of Employment attached as Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Terms of Employment attached to this Amendment as Exhibit A.
5.Except as expressly modified by this Amendment, all terms, conditions and covenants in the Agreement shall remain in full force and effect.
[Remainder of Page Intentionally Blank; Signature Page Follows]

In witness whereof, the parties have executed this Amendment as of the date set forth above.
DELEK US HOLDINGS, INC.        EXECUTIVE:

/s/ Sam Eljaouhari        /s/ Avigal Soreq
By:    Sam Eljaouhari        Avigal Soreq
Title:    Executive Vice President, CHRO        8/6/2026
8/6/2026

/s/ Misty Lavender
By:    Misty Lavender
Title:    Executive Vice President, General Counsel
8/6/2026

Avigal Soreq
Terms of Employment,
Exhibit A to Executive Employment Agreement

Title:	President and Chief Executive Officer, Delek US Holdings, Inc.; President, Delek Logistics Partners, LP
Term:	June 12, 2028 (Annual Evergreen Contract thereafter)
Base Salary:	$1,000,000 annually to be paid out (bi-weekly)
Annual Bonus:	Executive will be eligible for an annual bonus at target of 150% of your Base Salary. The annual bonus percent may range from Ox to 2x based off of company performance
Long-Term Incentive (Equity Plan):
Executive will be eligible for the company’s long-term incentive plan, which would consist of annual grants which at target would be equal to $5,500,000 split 50% time based Restricted Stock Units and 50% Performance Based Restricted Stock Units.

Vacation:	5 weeks of accrued vacation (Unused vacation carryover)

Severance:	Refer to terms of Employment Agreement for details

Covenants:	Customary non-compete, non-solicit and confidentiality as applicable

Retirement:
Beginning in 2025, all equity vests upon termination if Executive’s age and service retirement provisions are met:
•Age + Service must be greater than or equal to 65
•Prior company service will be included for the Age + Service provision

Location:	Brentwood, TN

Effective Date:	Amendment Date